Exhibit 99.1

Safety Shot Reminds Shareholders to Vote Their Proxy at the Upcoming Annual Shareholder Meeting

SCOTTSDALE, Ariz., – (Globe Newswire) – May 29, 2025 – Safety Shot, Inc. (Nasdaq: SHOT) (“SHOT”, “Safety Shot”, or the “Company”), a wellness and dietary supplement company, reminds shareholders that its Annual Shareholders’ Meeting will be held on Thursday, June 12, 2025. The meeting will be held in a virtual-only format and will begin at 11:00AM EDT. In order to attend the virtual Annual Meeting, you must register in advance at www.virtualshareholdermeeting.com/SHOT2025SM. The meeting will be held for the following purposes, as more fully described in proxy statement (the “Proxy Statement”). The Company has established dedicated phone numbers for shareholders to call in and vote their proxy. They are US toll free 844-202-6175 and International # 1-239-592-3621.

Proxy proposals include:

1.	Safety Shot Share Issuance Proposal – to approve the issuance of such number of Safety Shot Shares as may be required to be issued to Yerbaé Shareholders in connection with the Arrangement Agreement.

2.	Safety Shot Incentive Plan Proposal – to approve an amendment to the Safety Shot 2024 equity incentive plan to increase the number of Safety Shot Shares reserved for issuance.

3.	Safety Shot Settlement Proposal – to approve the authorization, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of promissory notes of Safety Shot (collectively, the “Notes”), Safety Shot Shares underlying the Notes and certain provisions of the Notes, issued in connection with an offering and sale of securities of Safety Shot that was consummated on January 20, 2025.

4.	Safety Shot Nasdaq Change of Control Proposal – to approve the issuance for a purchase of up to 20,000,000 Safety Shot Shares to Core 4 Capital Corp. in one or more non-public offerings in accordance with Nasdaq Listing Rule 5635(b).

5.	Safety Shot Reverse Stock Split Proposal – to approve the grant of authority to the board of directors of Safety Shot (the “Safety Shot Board”) to amend the Safety Shot Amended and Restated Certificate of Incorporation, as amended, to combine the issued and outstanding Safety Shot Shares into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-thirty-five (1-for-35), with the exact ratio to be determined by the Safety Shot Board in its sole discretion; and effect the Safety Shot Reverse Stock Split, if at all, within one year of the date the proposal is approved by stockholders.

6.	Safety Shot Adjournment Proposal – to approve, subject to the provisions of the Arrangement Agreement, the adjournment of the Safety Shot Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Safety Shot Share Issuance Proposal, the Safety Shot Incentive Plan Proposal, the Safety Shot Settlement Proposal, the Safety Shot Nasdaq Change of Control Proposal, the Safety Shot Reverse Stock Split Proposal or to establish a quorum.

The Board of Directors fixed the close of business on April 28, 2025 as the record date for the Annual Meeting. Only stockholders of record on April 28, 2025 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon were presented in the Proxy Statement.

The Company mailed the Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders in early May. The Notice contained instructions on how to access the Proxy Statement and the annual report. The Notice provided instructions on how to vote via the internet or by telephone and included instructions on how to receive a paper copy of our proxy materials by mail. The accompanying Proxy Statement and the annual report can be accessed directly at the following internet address: www.proxyvote.com. Shareholders only have to enter the control number located on their Notice or proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, Safety Shot urges you to submit your vote promptly via the internet, telephone or mail.

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Sure Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Sure Shot is available for purchase online at www.sureshot.com, www.walmart.com and Amazon. The Company is introducing business-to-business sales of Sure Shot to distributors, retailers, restaurants, and bars throughout 2025.

Investor Relations:

CORE IR

516 222 2560

investors@drinksafetyshot.com

Media Contact:

CORE IR

Jules Abraham

516 222 2560

julesa@coreir.com